Exhibit 99.1


Media Contact: Ben Kiser, 402.458.3024
Investor Contact: Phil Morgan, 402.458.3038


Nelnet Suspends Dividend


Lincoln, Neb., May 21, 2008 - Nelnet (NYSE: NNI) announced today that it will temporarily suspend its dividend program.

"We continue to focus on the future with proactive decisions that position the company for long-term success," said Mike Dunlap, Chairman and Chief Executive Officer. "With the volatility in the capital markets, we believe it is prudent to preserve capital. Today's action is another step in that direction."

Information contained or incorporated in this press release, other than historical information, may be considered forward looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or expected. Among the key factors that may have a direct bearing on the company's operating results, performance, or financial condition expressed or implied by the forward-looking statements are changes in terms of student loans and the educational credit marketplace, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, or changes in the general interest rate environment and in the securitization markets for education loans.